                                                                 Exhibit - 10.20

                          ASSIGNMENT AND ASSUMPTION OF
                   AGREEMENT FOR PURCHASE AND SALE OF PROPERTY

     This Assignment and Assumption of Agreement of Purchase and Sale ("Assignment") is entered into as of the 21st day of May, 2003, by and between BCMR SPECIAL, INC., a Massachusetts corporation ("Assignor"), with offices at c/o Boston Capital Corporation, One Boston Place, 201 Washington Street, Boston, MA 02109 and BC-BAINBRIDGE BAY POINTE LLC, with offices at c/o The Bainbridge Companies, 12765 West Forest Hill Boulevard, Suite 1307, Wellington, FL 33414 ("Assignee").

     WHEREAS, Assignor is Purchaser under that certain Agreement for Sale and Purchase of Property (Bay Pointe Apartments) dated February 11,2003 by and between Vestcor-Bay Pointe Partners, Ltd. as seller and Bainbridge Communities Acquisition Corporation II as purchaser, as amended by Reinstatement and Amendment of Agreements for Purchase and Sale dated as of March 19, 2003, as further amended by Amendment dated April 14, 2003, as further amended by Amendment dated April 17, 2003, as further amended by Amendment dated April 18, 2003, as assigned to Assignor by that certain Master Assignment of Sales Contracts dated March 19, 2003, by and between Bainbridge Communities Acquisition Corporation II and Assignor, as amended by Amendment to Master Assignment of Sales Contracts dated as of April 11, 2003 (as so amended and assigned, the "Agreement") for the purchase of certain real property and the improvements thereon known as Bay Pointe Apartments, 4500 Baymeadows Road, Jacksonville, Florida; and

     WHEREAS, Assignor is an affiliate of the "Investor" under that certain Limited Liability Company Agreement of BC-Bainbridge LLC, a Delaware limited liability company (the "Venture") and desires to assign its interest as Purchaser under the Agreement to the Venture as part of the "Initial Capital Contribution" of the "Investor" to the Venture as described in Section 3.1 of the Limited Liability Company Agreement of the Venture; and

     WHEREAS, the Venture has directed Assignor to instead assign its rights as Purchaser under the Agreement to Assignee, a wholly owned subsidiary of the Venture, and Assignee desires to accept such assignment.

     NOW, THEREFORE, for valuable consideration, the parties hereto, each intending to be legally bound and to bind their respective successors and assigns, hereby covenant and agree as follows:

1. Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor's interests and rights as Purchaser in, to and under the Agreement.

2. Assignee hereby accepts all of Assignor's liabilities, obligations, rights and interests as Purchaser under the Agreement.

3. This Assignment may be executed in multiple counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

                     [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

                                 ASSIGNOR

                                 BCMR Special, Inc., a Massachusetts corporation


                                 By:  /s/ Jeffrey H. Goldstein
                                      ------------------------------------------
                                      Jeffrey H. Goldstein,
                                      Executive Vice President

                                 ASSIGNEE

                                 BC-BAINBRIDGE BAY POINTE LLC, a
                                 Delaware limited liability company

                                 By:  BC-Bainbridge LLC, a Delaware limited
                                      liability company, its sole member

                                      By:  Bainbridge Jacksonville LLC, a
                                           Florida limited liability company,
                                           its manager


                                           By:  /s/ Richard A. Schechter
                                                --------------------------------
                                                Richard A. Schechter,
                                                Manager

                               BCMR SPECIAL, INC.
                         C/o Boston Capital Corporation
                                One Boston Place
                                Boston, MA 02108


                                  May 16, 2003

VIA FACSIMILE AND
CERTIFIED MAIL, RETURN RECEIPT REQUESTED

Mark T. Farrell
The Vestcor Companies, Inc.
3020 Hartley Road, Suite 300
Jacksonville, FL 32257

         Re: Bay Pointe Apartments, 4500 Baymeadows Road, Jacksonville, Florida Oaks at Timuquana Apartments, 1601 Roosevelt Boulevard, Jacksonville, Florida

Dear Mark:

Reference is made to that certain Agreement for Sale and Purchase of Property (Bay Pointe Apartments) dated February 11, 2003 by and between Vestcor-Bay Pointe Partners, Ltd. as seller and Bainbridge Communities Acquisition Corporation II as purchaser, as amended by Reinstatement and Amendment of Agreements for Purchase and Sale dated as of March 19, 2003, as further amended by Amendment dated April 14, 2003, as further amended by Amendment dated April 17, 2003, as further amended by Amendment dated April 18, 2003, as assigned to BCMR Special, Inc. by that certain Master Assignment of Sales Contracts dated March 19, 2003 by and between Bainbridge Communities Acquisition Corporation II and BCMR Special, Inc., as amended by Amendment to Master Assignment of Sales Contracts dated as of April 11, 2003 (as so amended and assigned, the "Bay Pointe Agreement").

Reference is further made to that certain Agreement for Sale and Purchase of Property (Oaks at Timuquana Apartments) dated February 11, 2003 by and between VCP-Timuquana Associates, Ltd, as seller and Bainbridge Communities Acquisition Corporation II as purchaser, as amended by Reinstatement and Amendment of Agreements for Purchase and Sale dated as of March 19, 2003, as further amended by Amendment dated April 14, 2003, as further amended by Amendment dated April 17, 2003, as further amended by Amendment dated April 18, 2003, as assigned to BCMR Special, Inc. by that certain Master Assignment of Sales Contracts dated March 19, 2003 by and between Bainbridge Communities Acquisition Corporation II and BCMR Special, Inc., as amended by Amendment to Master Assignment of Sales Contracts dated as of April 11, 2003 (as so amended and assigned, the "Oaks Agreement" and collectively with the Bay Pointe Agreement, the "Purchase and Sale Agreements"). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Purchase and Sale Agreements.

Mark T. Farrell
May 16, 2003


Notice is hereby given, pursuant to Section 4.1 of each of the Purchase and Sale Agreements, that Purchaser is hereby extending the Closing Date under each of the Purchase and Sale Agreements for an additional thirty (30) days as the First Extension Period. Simultaneous with this notice, Purchaser has initiated a wire to Escrow Agent in the amount of $100,000.

Notwithstanding the foregoing, and although we reserve our rights to utilize the entire First Extension Period, we anticipate that we will be able to close on Wednesday, May 21 and appreciate your cooperation and the cooperation of your counsel in facilitating a closing on the 21st.

Sincerely yours,

BCMR SPECIAL, INC.


By:  /s/ Jeffrey H. Goldstein
     -----------------------------
     Jeffrey H. Goldstein,
     Executive Vice President


cc:  John G. Metcalf, Esq.
     Ms. Shelia Mead
     Mr. Richard Schechter
     Jeffrey A. Deutch, Esq.
     Andrew C. Sucoff, Esq.
     Perry Craver, Esq.

                                    AMENDMENT

     THIS AMENDMENT (this "Amendment"), is dated as of this 18th day of April, 2003 (the "Amendment Effective Date"), by and between VESTCOR-BAY POINTE PARTNERS, LTD., a Florida limited partnership, VCP-TIMUQUANA ASSOCIATES, LTD., a Florida limited partnership, (referred to below individually as the "Seller" and collectively as the "Sellers"), VCP-CHASE RIDGE ASSOCIATES, LTD. ("Chase"), a Florida limited partnership, THE TIMBERS ASSOCIATES, LTD. ("Timbers"), a Florida limited partnership (Chase and Timbers are referred to collectively as "Terminated Sellers", and BCMR SPECIAL, INC., a Massachusetts corporation (the "Purchaser").

                                    RECITALS

     WHEREAS, Sellers, Terminated Sellers and Bainbridge Communities Acquisition Corporation II, a Florida corporation ("Bainbridge") have entered into those certain Agreements for Purchase and Sale with each Seller dated February 11, 2003 (each an "Original Agreement" and, collectively, the "Original Agreements") for the purchase and sale of the properties known as "Bay Pointe Apartments," "Chase Ridge Apartments," "Oaks At Timuquana Apartments" and "The Timbers Apartments", as amended by Reinstatement and Amendment of Agreements for Purchase and Sale dated as of March 19, 2003 (the "Reinstatement"), as further amended by Amendment dated April 14, 2003 and by Amendment dated April 17, 2003. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Reinstatement.

     WHEREAS, Bainbridge and Purchaser have entered into that certain Master Assignment of Sales Contracts dated and effective as of March 19, 2003, as amended by that certain Amendment to Master Assignment of Sales Contracts dated and effective as of April 11, 2003, whereby Bainbridge has assigned its rights under the Original Agreements to Purchaser.

     WHEREAS, Sellers and Purchaser now desire to amend certain terms of the Original Agreements, as amended to date.

                                   AGREEMENTS

     NOW THEREFORE, in consideration of the mutual covenants contained hereon, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

     1. RECITALS. The foregoing Recitals are true and correct and are incorporated into this Amendment by this reference.

     2. TERMINATION. Notwithstanding anything to the contrary contained in the Reinstatement or the Original Agreements, including Section 9.18 of the Original Agreements, Sellers acknowledge and agree that Purchaser is hereby terminating the Original Agreements to purchase Chase Ridge Apartments and The Timbers Apartments, and accordingly, that the corresponding Original Agreements for such properties (the "Terminated Agreements") are hereby void and of no further force and effect. Terminated Sellers join in the execution of this Amendment solely to acknowledge the termination of Terminated Agreements and to acknowledge to Purchaser that as of the Amendment Effective Date, Terminated Sellers have no actual knowledge of any claims, liability or obligations of any kind whatsoever arising under the Terminated Agreements. Sellers and Purchaser agree that, as of the date hereof, Purchaser shall only be obligated to purchase Bay Pointe Apartments and Oaks at Timuquana Apartments (the "Remaining Properties") pursuant to the corresponding Original Agreements for such properties, as such Original Agreements have been amended (as so amended, the "Remaining Agreements").

     3. PURCHASE PRICE. The definition of "Purchase Price" in Section 1.2 of the Remaining Agreement for Bay Pointe Apartments is hereby changed to $11,690,000. The definition of "Purchase Price" in Section 1.2 of the Remaining Agreement for Oaks at Timuquana Apartments is hereby changed to $7,690,000.

     4. RELATED PROPERTY. The definition of "Related Property" in the Remaining Agreement for Bay Pointe Apartments is hereby amended to mean Oaks at Timuquana Apartments, and the definition of "Related Property" in the Remaining Agreement for Oaks at Timuquana Apartments is hereby amended to mean Bay Pointe Apartments.

     5. CLOSING DELIVERIES. Section 4.5 of each of the Remaining Agreements is hereby amended to add the following provision:

          (m) Deliver to Purchaser a certified rent roll for the Property, in the form of the rent roll delivered to Purchaser pursuant to
               Section 2.1(c) but also including an indication as to which leases were executed pursuant to a Military Rental Program Agreement. Such certified rent roll delivered at closing shall be considered a "Rent Roll" for the purposes of Section 6.1(g).

     6. INTERIM RENT ROLL. Notwithstanding Section 2.1(c), Seller agrees to deliver to Purchaser, within ten (10) business days of the Amendment Effective Date, a certified rent roll for the Property, in the form of the rent roll delivered to Purchaser pursuant to Section 2.1(c) but also including an indication as to which leases were executed pursuant to a Military Rental Program Agreement. Such certified rent roll delivered at closing shall be considered a "Rent Roll" for the purposes of Section 6.1(g).

     7. DEPOSITS. Notwithstanding any provision in the Remaining Agreements, Seller acknowledges that Purchaser has previously deposited $200,000 as Escrow Deposits. Purchaser will fund an additional $242,115 in Escrow Deposits as of the date hereof. Seller and Purchaser hereby agree that the Escrow Deposits will be applied to the Initial Deposit and Additional Deposit for the Remaining Properties as follows:

          REMAINING PROPERTY                INITIAL DEPOSIT    ADDITIONAL DEPOSIT
          -----------------------------------------------------------------------
          Bay Pointe Apartments             $  70,658          $ 195,513

          Oaks at Timuquana Apartments      $  46,707          $ 129,237

                                TOTAL:      $ 117,365          $ 324,750

     8. CLOSING. Notwithstanding any provision in the Remaining Agreements to the contrary, Section 4.1 of each of the Remaining Agreements is hereby amended to provide that the Extension Deposit shall be $50,000 for each Remaining Property and that the Extension Fee shall be $50,000 for each Remaining Property.

     9. ADDITIONAL PROPERTIES. Section 9.18(a) of each of the Remaining Agreements is hereby deleted in its entirety and replaced with the following provision:

          Any provision of this Agreement giving the Purchaser or the Seller the right to terminate (for example, as the result of condemnation) shall be independent of any other similar provision of the Related Purchase Agreement.

     10. TOTAL DEPOSIT. The first sentence of Section 9.18(b) of each of the Remaining Agreements is hereby deleted in its entirety and replaced with the following provision:

          In the event that Purchaser elects to proceed with acquisition of the Property and the Related Property under the Related Purchase Agreement at the end of the Feasibility Period, then Purchaser shall have deposited a total of $442,115 in connection with this Agreement and the Related Purchase Agreement (the "Total Deposit").

     11.  REPRESENTATIONS AND WARRANTIES - BAY POINTE.

          a. The following provisions (h) and (i) are added to Section 6.1 of the Remaining Agreement for Bay Pointe Apartments:

               (h)  Seller has removed the polybutylene piping in eighty-seven
                    (87) units at the Property in a good and workmanlike manner and replaced such piping with materials free of polybutylene.

               (i) A complete list of all contracts affecting the Property is attached hereto as SCHEDULE 1.

     12.  REPRESENTATIONS AND WARRANTIES - OAKS AT TIMUQUANA.

          a. The following provision (h) is hereby added to Section 6.1 of the Remaining Agreement for Oaks at Timuquana:

               (h) A complete list of all contracts affecting the Property is attached hereto as SCHEDULE 2.

     13. EFFECT ON THE AGREEMENT. All terms and conditions of the Remaining Agreements shall remain in full force and effect as written except as expressly modified by this Amendment.

     14. COUNTERPARTS AND EFFECTIVENESS. This Amendment may be executed in several counterparts. All such counterparts shall constitute the same Amendment. This Amendment is entered into and is effective as of the date first written above.


                    [Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment effective as of the Amendment Effective Date.


                                 SELLERS:

                                 VESTCOR-BAY POINTE PARTNERS, LTD.,
                                 a Florida limited partnership

                                 By: Vestcor Financial Associates IV, Inc., a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 VCP-TIMUQUANA ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  VCP-Timuquana Partners, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President

                                 TERMINATED SELLERS:

                                 VCP-CHASE RIDGE ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  VCP-Chase Ridge Associates, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 THE TIMBERS ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  First Coast Partners, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 PURCHASER:

                                 BCMR SPECIAL, INC., a Massachusetts
                                 corporation


                                 By:  /s/ Mark N. Teal
                                      -----------------------------------
                                      Marc N. Teal
                                      Senior Vice President

                                   AMENDMENT

     THIS AMENDMENT (this "Amendment"), is dated as of this 17th day of April, 2003 (the "Amendment Effective Date"), by and between VESTCOR-BAY POINTE PARTNERS, LTD., a Florida limited partnership, VCP-CHASE RIDGE ASSOCIATES, LTD., a Florida limited partnership, VCP-TIMUQUANA ASSOCIATES, LTD., a Florida limited partnership, THE TIMBERS ASSOCIATES, LTD., a Florida limited partnership (referred to below individually as the "Seller" and collectively as the "Sellers"), and BCMR SPECIAL, INC., a Massachusetts corporation (the "Purchaser").

                                    RECITALS

     WHEREAS, Sellers and Bainbridge Communities Acquisition Corporation II, a Florida corporation ("Bainbridge") have entered into those certain Agreements for Purchase and Sale with each Seller dated February 11, 2003 (each an "Original Agreement" and, collectively, the "Original Agreements") for the purchase and sale of the properties known as "Bay Pointe Apartments," "Chase Ridge Apartments," "Oaks At Timuquana Apartments" and "The Timbers Apartments", as amended by Reinstatement and Amendment of Agreements for Purchase and Sale dated as of March 19, 2003, as further amended by Amendment dated April 14, 2003 (as amended, the "Reinstatement"). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Reinstatement.

     WHEREAS, Bainbridge and Purchaser have entered into that certain Master Assignment of Sales Contracts dated and effective as of March 19, 2003, as amended by that certain Amendment to Master Assignment of Sales Contracts dated and effective as of the date hereof, whereby Bainbridge has assigned its rights under the Original Agreements to Purchaser.

     WHEREAS, Sellers and Purchaser now desire to amend certain terms of the Reinstatement.

                                   AGREEMENTS

     NOW THEREFORE, in consideration of the mutual covenants contained hereon, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

     1. RECITALS. The foregoing Recitals are true and correct and are incorporated into this Amendment by this reference.

     2. FEASIBILITY PERIOD. Seller agrees that the Feasibility Period under each of the Original Agreements is hereby extended until 2:00 p.m. Eastern Daylight Time on Friday, April 18.

     3. EFFECT ON THE AGREEMENT. All terms and conditions of the Reinstatement and Original Agreements shall remain in full force and effect as written except as expressly modified by this Amendment.

     4. COUNTERPARTS AND EFFECTIVENESS. This Amendment may be executed in several counterparts. All such counterparts shall constitute the same Amendment. This Amendment is entered into and is effective as of the date first written above.

                    [Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment effective as of the Amendment Effective Date.


                                 SELLERS:

                                 VESTCOR-BAY POINTE PARTNERS, LTD.,
                                 a Florida limited partnership

                                 By: Vestcor Financial Associates IV, Inc., a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 VCP-CHASE RIDGE ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  VCP-Chase Ridge Associates, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 VCP-TIMUQUANA ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  VCP-Timuquana Partners, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President

                                 THE TIMBERS ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  First Coast Partners, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 PURCHASER:

                                 BCMR SPECIAL, INC., a Massachusetts
                                 corporation


                                 By:  /s/ Marc N. Teal
                                      -----------------------------------
                                      Marc N. Teal
                                      Senior Vice President

                                   AMENDMENT

     THIS AMENDMENT (this "Amendment"), is dated as of this 14th day of April, 2003 (the "Amendment Effective Date"), by and between VESTCOR-BAY POINTE PARTNERS, LTD., a Florida limited partnership, VCP-CHASE RIDGE ASSOCIATES, LTD., a Florida limited partnership, VCP-TIMUQUANA ASSOCIATES, LTD., a Florida limited partnership, THE TIMBERS ASSOCIATES, LTD., a Florida limited partnership (referred to below individually as the "Seller" and collectively as the "Sellers"), and BCMR SPECIAL, INC., a Massachusetts corporation (the "Purchaser").

                                    RECITALS

     WHEREAS, Sellers and Bainbridge Communities Acquisition Corporation II, a Florida corporation ("Bainbridge") have entered into those certain Agreements for Purchase and Sale with each Seller dated February 11, 2003 (each an "Original Agreement" and, collectively, the "Original Agreements") for the purchase and sale of the properties known as "Bay Pointe Apartments," "Chase Ridge Apartments," "Oaks At Timuquana Apartments" and "The Timbers Apartments", as amended by Reinstatement and Amendment of Agreements for Purchase and Sale dated as of March 19, 2003 (the "Reinstatement"). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Reinstatement.

     WHEREAS, Bainbridge and Purchaser have entered into that certain Master Assignment of Sales Contracts dated and effective as of March 19, 2003, as amended by that certain Amendment to Master Assignment of Sales Contracts dated and effective as of the date hereof, whereby Bainbridge has assigned its rights under the Original Agreements to Purchaser.

     WHEREAS, Sellers and Purchaser now desire to amend certain terms of the Reinstatement.

                                   AGREEMENTS

     NOW THEREFORE, in consideration of the mutual covenants contained hereon, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

     1. RECITALS. The foregoing Recitals are true and correct and are incorporated into this Amendment by this reference.

     2. FEASIBILITY PERIOD. Seller agrees that the Feasibility Period under each of the Original Agreements is hereby extended until 5:00 p.m. Eastern Daylight Time on Thursday, April 17.

     3. EFFECT ON THE AGREEMENT. All terms and conditions of the Reinstatement and Original Agreements shall remain in full force and effect as written except as expressly modified by this Amendment.

     4. COUNTERPARTS AND EFFECTIVENESS. This Amendment may be executed in several counterparts. All such counterparts shall constitute the same Amendment. This Amendment is entered into and is effective as of the date first written above.

                    [Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment effective as of the Amendment Effective Date.

                                 SELLERS:

                                 VESTCOR-BAY POINTE PARTNERS, LTD.,
                                 a Florida limited partnership

                                 By: Vestcor Financial Associates IV, Inc., a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 VCP-CHASE RIDGE ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  VCP-Chase Ridge Associates, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 VCP-TIMUQUANA ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  VCP-Timuquana Partners, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President

                                 THE TIMBERS ASSOCIATES, LTD.,
                                 a Florida limited partnership

                                 By:  First Coast Partners, Inc.,
                                      a Florida corporation


                                      By: /s/ Mark T. Farrell
                                          --------------------------------------
                                          Mark T. Farrell
                                          Vice President


                                 PURCHASER:

                                 BCMR SPECIAL, INC., a Massachusetts
                                 corporation


                                 By:  /s/ Jeffrey H. Goldstein
                                      --------------------------------
                                      Jeffrey H. Goldstein
                                      Executive Vice President

                AMENDMENT TO MASTER ASSIGNMENT OF SALES CONTRACTS

     THIS AMENDMENT TO MASTER ASSIGNMENT OF SALES CONTRACTS (this "Amendment") is dated and effective as of April 11, 2003, by and among BAINBRIDGE COMMUNITIES ACQUISITION CORPORATION II, a Florida corporation ("ASSIGNOR") and BCMR SPECIAL, INC., a Massachusetts corporation ("ASSIGNEE").

                                   WITNESSETH:

     WHEREAS, Assignor and Assignee are parties to that certain Master Assignment of Sales Contracts dated and effective as of March 19, 2003 (the "Assignment"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Assignment; and

     WHEREAS, Assignor and Assignee desire to amend certain terms of the Assignment.

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by Assignor, Assignor and Assignee hereby agree as follows:

1. Section 5 of the Assignment is hereby deleted and the following substituted therefor:

     5.   TERMINATION OF SALES CONTRACTS.

          (a) Assignee hereby agrees that, by 3:00 p.m. Eastern Daylight Time on April 14, 2003, Assignee will provide Assignor with evidence that either:

               (i) with respect to all of the Sales Contracts, either (x) Assignee has given notice of termination to the Seller pursuant to the Sales Contracts; or (y) the Feasibility Period of the Sales Contracts has been extended; or

               (ii) Assignee has wire transferred $200,000 to Assignor's counsel pursuant to the wire transfer instructions attached hereto as EXHIBIT A, which shall be evidenced by either (x) receipt of such funds by Assignor's counsel, or
                      (b) a letter from Assignee to Assignor containing the federal reference number for such wire transfer.

          (b) In the event that Assignee fails to provide Assignor with the evidence described in subparagraph (a) of this Section 5 by 3 p.m. Eastern Daylight Time on April 14, 2003, then each of the Sales Contracts shall be deemed automatically reassigned to Assignor as of such time, without the requirement of any further action or writing between Assignor and Assignee. In such event, Assignee agrees that it shall remain liable for its indemnity obligations set forth in the Assignment and represents that, to its knowledge, it has not defaulted under any of the provisions of the Sales Contracts. It is Assignor's intention to thereafter terminate the Sales

               Contracts; PROVIDED, HOWEVER, that if Assignor shall thereafter proceed with the transactions described in any of the Sales Contracts, Assignor shall reimburse Assignee for the amounts paid by Assignee for Third Party Reports related to such transactions, and Assignee shall cause all such Third Party Reports to be assigned to Assignor or its Affiliate.

          (c) In the event that the Feasibility Period of the Sales Contracts is extended beyond April 14, 2003, then Assignee agrees to provide Assignor with the evidence required by subparagraph (a) of this Section 5 not later than two hours prior to the end of such extended Feasibility Period. In the event that Assignee fails to do so, then each of the Sales Contracts shall be deemed automatically reassigned to Assignor as of such time, without the requirement of any further action or writing between Assignor and Assignee. In such event, Assignee agrees that it shall remain liable for its indemnity obligations set forth in the Assignment and represents that, to its knowledge, it has not defaulted under any of the provisions of the Sales Contracts. It is Assignor's intention to thereafter terminate the Sales Contracts; PROVIDED, HOWEVER, that if Assignor shall thereafter proceed with the transactions described in any of the Sales Contracts, Assignor shall reimburse Assignee for the amounts paid by Assignee for Third Party Reports related to such transactions, and Assignee shall cause all such Third Party Reports to be assigned to Assignor or its Affiliate.

2. BINDING EFFECT. This Amendment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

3. GOVERNING LAW. This Amendment and the rights and obligations of the parties will be subject to and construed and enforced under the laws of State of Florida.

4. COUNTERPARTS. This Amendment may be executed in counterpart originals and all of such counterpart originals shall constitute one and the same instrument; provided, however, this Amendment shall not be binding and in full force and effect until each and every party hereto has executed this Amendment in one or more of such counterparts.


                    [Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Amendment as of the date and year first above written.

                                           ASSIGNOR

                                           BAINBRIDGE COMMUNITIES ACQUISITION
                                           CORPORATION II, a Florida corporation


                                           By:  /s/ Sheila Mead
                                                --------------------------------
                                           Name:    Sheila Mead
                                           Title:   Vice President


                                           ASSIGNEE

                                           BCMR SPECIAL, INC., a Massachusetts
                                           corporation


                                           By:  /s/ Jeffrey H. Goldstein
                                                --------------------------
                                                Jeffrey H. Goldstein
                                                Executive Vice President

                                    EXHIBIT A


                                BROAD AND CASSEL
                           7777 GLADES ROAD, SUITE 300
                              BOCA RATON, FL 33434
                                 (561) 483-7000

                               WIRING INSTRUCTIONS

                      MASTER ASSIGNMENT OF SALES CONTRACTS

     THIS ASSIGNMENT, dated and effective as of March 19, 2003 (the "Assignment Effective Date"), by and among BAINBRIDGE COMMUNITIES ACQUISITION CORPORATION II, a Florida corporation ("ASSIGNOR") and BCMR SPECIAL, INC., a Massachusetts corporation ("ASSIGNEE").

                                   WITNESSETH:

     WHEREAS, Assignor is the Purchaser under those four (4) certain Agreements for Purchase and Sale described on EXHIBIT A attached hereto (as amended, collectively, the "SALES CONTRACTS") to purchase the properties known as "Bay Pointe Apartments," "Chase Ridge Apartments," "Oaks At Timuquana Apartments" and "The Timbers Apartments" (collectively, the "PROPERTIES"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Sales Contracts;

     WHEREAS, pursuant to the terms of the Sale Contracts Assignor has deposited with Escrow Agent Initial Deposits in the aggregate amount of $200,000;

     WHEREAS, Assignor and Assignee or their respective affiliates are contemplating forming a joint venture (the "JOINT VENTURE") to acquire the Properties;

     WHEREAS, Assignor desires to transfer, assign and set over to Assignee and Assignee desires to accept from Assignor, subject to the express retention by Assignor of certain duties and obligations under each Sales Contract, all of Assignor's right, title and interest in, to and under each of the Sales Contracts; and

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by Assignor, the parties agree as follows:

1. ASSIGNMENT OF SALES CONTRACTS. Assignor hereby transfers, assigns and sets over unto Assignee any and all of Assignor's right, title and interest in, to and under each of the Sales Contracts. Except as expressly excluded herein, Assignee, for itself and its successors and assigns, does hereby expressly accept and assume and agree to perform and observe all of the terms, covenants and agreements contained in each of the Sales Contract.

2. EXCLUSIONS FROM ASSIGNMENT OF SALES CONTRACT. Assignor and Assignee expressly agree that neither this Assignment nor any action by Assignee shall constitute an assumption by Assignee of any obligations of Assignor under the Sales Contract related to the indemnity provisions of Purchaser for the benefit of Seller under Section 2.3 for any actions of Purchaser that occurred prior to the Assignment Effective Date.

3. REPRESENTATION AND WARRANTIES OF ASSIGNOR. Assignor represents and warrants that (i) Assignor has the authority to execute, deliver and perform its representations and warranties pursuant to this Assignment; (ii) Assignor has not encumbered or assigned any Sales Contract in whole or in part and agrees to execute and deliver such additional documents as may be required to effectuate this Assignment; (iii) there are no amendments or modifications to any Sales Contract, except as described above and true, correct and complete copies of each Sales Contract are being delivered to Assignee simultaneously with the execution of this Assignment; and (iv) to Assignor's knowledge no dispute, right of set-off, claim, counterclaim or defense exists with respect to any provision of any Sales Contract.

4. INDEMNITY BY ASSIGNOR. Assignor hereby agrees to and shall indemnify, defend and hold Assignee harmless from any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of contractual obligations, acts or omissions of Assignor that occurred or accrued in connection with the performance of the rights and duties of Assignor under the Sales Contract related to the period (a) prior to the Assignment Effective Date hereof for all matters under the Sales Contracts which are being assigned to Assignee pursuant to this Assignment, and (b) through the date of final completion of any right, duty or obligation retained by Assignor pertaining to the Exclusions.

5. TERMINATION OF SALES CONTRACTS. If Assignee determines that it will not proceed with the transactions under the Sales Contracts then promptly upon making such decision, but in no event later than 5:00 p.m. E.S.T on April 11, 2003, Assignee will reassign the Sales Contracts to Assignor and include in such reassignment confirmation that Assignee has no further interest in the Sales Contracts; that it remains liable for its indemnity obligations as set forth above; and that, to its knowledge it has not defaulted under any of the provisions of the Sales Contracts. If the Assignor shall thereafter proceed with the transactions as described in the Sales Contracts, it shall reimburse Assignee the amounts paid by Assignee for Third Party Reports and Assignee shall cause all such Third Party Reports to be assigned to Assignor or its Affiliate. If the Assignee determines that it will proceed with the transactions, then it will not allow the Feasibility Periods in the Sales Contracts to expire unless on or prior to April 11, 2002 it has reimbursed to Assignor the $200,000 Initial Deposits together with interest in an amount earned by the Escrow Agent. Under no circumstances shall the Assignee allow the Feasibility Periods to expire unless it has either reimbursed to Assignor the amounts set forth herein or has prior to such expiration, reassigned the Sales Contracts to Assignor as described herein.

6. BINDING EFFECT. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

7. GOVERNING LAW. This Assignment and the rights and obligations of the parties will be subject to and construed and enforced under the laws of State of Florida.

8. COUNTERPARTS. This Assignment may be executed in counterpart originals and all of such counterpart originals shall constitute one and the same instrument; provided, however, this Assignment shall not be binding and in full force and effect until each and every party hereto has executed this Assignment in one or more of such counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first above written.

                                        ASSIGNOR

                                             BAINBRIDGE COMMUNITIES
                                             ACQUISITION CORPORATION II, a
                                             Florida corporation


                                             By: /s/ Sheila Mead
                                                --------------------------------
                                             Name:  Sheila Mead
                                             Title: Vice President


                                        ASSIGNEE

                                             BCMR SPECIAL, INC., a Massachusetts
                                             corporation


                                             By: /s/ Jeffrey H. Goldstein
                                                --------------------------------
                                             Jeffrey H. Goldstein
                                             Executive Vice President

                                    EXHIBIT A

1. Agreement for Sale and Purchase of Property (Bay Pointe Apartments) by and between Assignor and Vestcor-Bay Pointe Partners, Ltd., a Florida limited partnership entered into as of February 11, 2003, as affected by that certain Reinstatement and Amendment to Agreements for Purchase and Sale dated as of March 19, 2003.

2. Agreement for Sale and Purchase of Property (Chase Ridge Apartments) by and between Assignor and VCP-Chase Ridge Associates, Ltd., a Florida limited partnership entered into as of February 11, 2003, as affected by that certain Reinstatement and Amendment to Agreements for Purchase and Sale dated as of March 19, 2003.

3. Agreement for Sale and Purchase of Property (Oaks At Timuquana Apartments) by and between Assignor and VCP-Timuquana Associates, Ltd., a Florida limited partnership entered into as of February 11, 2003, as affected by that certain Reinstatement and Amendment to Agreements for Purchase and Sale dated as of March 19, 2003.

4. Agreement for Sale and Purchase of Property (The Timbers Apartments) by and between Assignor and The Timbers Associates, Ltd., a Florida limited partnership entered into as of February 11, 2003, as affected by that certain Reinstatement and Amendment to Agreements for Purchase and Sale dated as of March 19, 2003.

                         REINSTATEMENT AND AMENDMENT OF
                                   AGREEMENTS
                              FOR PURCHASE AND SALE

     This REINSTATEMENT AND AMENDMENT OF AGREEMENTS FOR PURCHASE AND SALE ("Reinstatement"), is dated as of this 19th day of March, 2003 (the "Reinstatement Effective Date"), by and between VESTCOR-BAY POINTE PARTNERS, LTD., a Florida limited partnership, VCP-CHASE RIDGE ASSOCIATES, LTD., a Florida limited partnership, VCP-TIMUQUANA ASSOCIATES, LTD., a Florida limited partnership, THE TIMBERS ASSOCIATES, LTD., a Florida limited partnership (referred to below individually as the "Seller" and collectively as the "Sellers") and BAINBRIDGE COMMUNITIES ACQUISITION CORPORATION II, a Florida corporation (the "Purchaser"), with joinder by CHICAGO TITLE INSURANCE COMPANY.

                                    RECITALS

     A. Sellers are affiliated single-asset entities that each own a multi-family residential apartment project in Duval County, Florida ("Related Properties"). Purchaser entered into individual Agreements for Purchase and Sale with each Seller dated February 11, 2003 (each an "Original Agreement" and, collectively, the "Original Agreements") for the purchase and sale of the properties known as "Bay Pointe Apartments," "Chase Ridge Apartments," "Oaks At Timuquana Apartments" and "The Timbers Apartments" (each, a "Related Property"). In connection with execution of the Original Agreements, Purchaser and Oakridge Apartments, Inc., a Florida corporation and affiliate of Sellers, also entered into an Agreement for the Purchase and Sale of the Oakridge Apartments project located in Duval County, Florida (the "Oakridge Agreement") and Purchaser and Semoran North Associates, Ltd, a Florida limited partnership and affiliate of Sellers, also entered into an Agreement for the Purchase and Sale of the Semoran North Apartments project located in Orange County, Florida (the "Semoran Agreement").

     B. Purchaser terminated its obligations to purchase Oakridge Apartments, the Semoran North Apartments and each Related Property pursuant to Section 2.4 of the Oakridge Agreement, the Semoran Agreement and each Original Agreement, respectively. Purchaser and Seller have agreed to reinstate the Original Agreements and amend them in accordance with the terms and conditions below.

     C. Purchaser is not reinstating the Oakridge Agreement or the Semoran Agreement.

     NOW THEREFORE in consideration of mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Reinstatement is amended as follows:

     1. RECITALS. The foregoing Recitals are true and correct and are incorporated into the Amendment by this reference.

     2. REINSTATEMENT. Sellers and Purchaser hereby reinstate the Original Agreements, subject to the amendments and modifications contained in this Reinstatement. Sellers and Purchaser agree to all terms covered by the agreements and conditions set forth in the Original Agreements, as modified by this Reinstatement.

     3. INITIAL DEPOSIT. Section 1.2(a) of each Original Agreement is amended to reflect that the Initial Deposit for each Original Agreement is as described in EXHIBIT A attached hereto. Purchaser acknowledges that upon execution of this Reinstatement, $5,000 of the Initial Deposit for each Original Agreement (each, a "Set-Aside Amount") shall be released to the applicable Seller. Such amount shall be applied to the Purchase Price at Closing for each Related Property. The Set Aside Amount for each Related Property shall be non-refundable to Purchaser upon termination of the applicable Related Purchase Agreement, unless such termination is a result of (i) a default by any Seller, or (ii) a condemnation or casualty as described in Sections 9.10 and 9.11 of the Original Agreements, respectively.

     4. ADDITIONAL DEPOSIT. Section 1.2(b) of each Original Agreement is amended to reflect that the required Additional Deposit shall be as described in EXHIBIT A attached hereto.

     5. ESCROW AGENT. Notwithstanding anything to the contrary contained in the Original Agreements, the Escrow Agent holding the Escrow Deposits shall be Chicago Title Insurance Company.

     6. DISPOSITION OF DEPOSITS. The following sentence shall be added to end of Section 1.3 DISPOSITION OF DEPOSITS of each of the Original Agreements:

     "Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that Escrow Agent receives from Purchaser on or before the expiration of the Feasibility Period a notice of termination as set forth in Section 2.4 hereof, Escrow Agent shall immediately return to Purchaser the Escrow Deposit without necessity of giving notice to Seller and notwithstanding any contrary instructions Escrow Agent may receive from Seller."

     7. OTHER PROPERTY INFORMATION. Sellers agree to deliver the items listed on SCHEDULE 7 attached hereto, to Purchaser on or before March 28, 2003. In addition, through the end of the Feasibility Period, Seller agrees to promptly deliver such other items that the Purchaser reasonably requests.

     8. FEASIBILITY PERIOD. The first sentence of Section 2.2(a) of each Original Agreement is amended and restated as follows:

          "Purchaser shall have a period of time ending at 5:00 p.m. eastern time on April 14, 2003, within which to evaluate the property and the feasibility of Purchaser's consummation of the transaction contemplated in this Agreement (the "Feasibility Period").

     9. TERMINATION BY PURCHASER. The last sentence of Section 2.4 TERMINATION BY PURCHASER of each of the Original Agreements is deleted in its entirety and replaced with the following:

          "Upon such termination under this Section 2.4, the Escrow Deposit shall be returned to Purchaser by Escrow Agent the next business day by wire transfer."

     10. In each of the Original Agreements, the parenthetical in the first sentence of Section 3.1(b) and the third sentence of Section 3.1(b) are hereby deleted in their entirety.

     11. CLOSING DATE. Section 4.1 CLOSING DATE of each Original Agreement is amended and restated as follows:

          "The consummation of the transaction contemplated by this Agreement (the "Closing") shall take place on or before thirty (30) days following the expiration of the Feasibility Period (such date the "Closing Date"). Purchaser may extend the Closing Date for all or any of the Related Purchase Agreements for an additional thirty (30) day period (the "First Extension Period") by depositing with Escrow Agent an extension deposit in the amount of One Hundred Thousand Dollars ($100,000) (the "Extension Deposit") and delivering notice to Seller at least one (1) business days prior to the then scheduled Closing Date. The Extension Deposit, when made, shall constitute a portion of the Escrow Deposit, applicable against the Purchase Price and shall be nonrefundable to Purchaser upon termination of the Related Purchase Agreements, unless such termination is the result of Seller's default or a condemnation or casualty as described in Sections 9.10 and 9.11. Purchaser may further extend the Closing Date for all or any of the Related Purchase Agreements for a second additional thirty (30) day period by delivering notice to Seller at least one (1) business days prior to the then scheduled Closing Date, together with the payment of a fee in the amount of $100,000 (the "Extension Fee") to The Vestcor Companies, Inc., a Florida corporation ("VCI") and an affiliate of each of the Sellers. The Extension Fee shall be in addition to the Purchase Price, and shall not be applied to the Purchase Price at Closing; provided, however, that in the event that the sale of the Properties as contemplated under the Related Purchase Agreements does not occur due to Seller's default or a condemnation or casualty as described in Sections 9.10 and 9.11 below then VCI shall return the Extension Fee to Purchaser. "

     12. TITLE CHECKDOWN. Section 4.10 TITLE CHECKDOWN shall be deleted in its entirety and replaced with the following:

          "If any title update provided after Purchaser's review of title under
          Section 3.1 above reveals encumbrances other than the Permitted Exceptions, then Seller shall use reasonable efforts to correct any such encumbrance, except that
          (i) Seller shall in no event be required to bring suit or otherwise initiate any legal proceedings to clear any such encumbrance and (ii) other than for any Seller Encumbrance (as defined below) for which there is no limit, Seller shall not be required to expend more than a total of Fifty Thousand Dollars ($50,000.00) to cure such encumbrances. If, despite such reasonable efforts, Seller does not remove (by bonding or otherwise) any such encumbrance to the reasonable satisfaction of the Title Company on or prior to the Closing Date (as the same may be extended as set forth above), then Purchaser shall have the option, exercisable by written notice delivered to Seller by 10:00 a.m. on the Closing Date, of either (y) accepting the title as it then is and closing, or (z) terminating this Agreement, in which event the Escrow Amount shall be returned immediately to Purchaser, and thereupon neither party shall have any further obligation or liabilities under this Agreement, except as otherwise stated herein.

          As used herein, the term "Seller Encumbrance" shall mean (1) any mortgage or deed of trust or other lien or encumbrance voluntarily granted or expressly assumed by Seller and encumbering the Property or
          (2) any and all judgments or mechanic's or supplier's liens encumbering the Property arising from work performed or materials furnished at the Property. In any event, all Seller Encumbrances must be satisfied by Seller on or prior to the Closing Date (as the same may be extended as set forth above) or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to Seller.

     13. ASSIGNABILITY. The following shall be added to Section 9.1 ASSIGNABILITY of each of the Original Agreements:

          "In addition, Seller hereby consents to the assignment of each of this Agreement to Boston Capital, Inc. ("Boston Capital") or an Affiliate thereof, and also agrees to the further assignment of this Agreement to any of the following: (a) an Affiliate of Boston Capital; (b) Bainbridge Communities Acquisition Corporation II, a Florida corporation ("Bainbridge") or an affiliate thereof or (c) a joint venture entity comprised of Boston Capital and Bainbridge or their respective Affiliates. Upon any assignment as permitted hereunder such assignee (the "Assignee") shall deliver to Seller a copy of the assignment document (the "Assignment") after which receipt, Seller agrees (a) to deliver any notices in connection with this Agreement to the Assignee as well as to the original Purchaser under this Agreement and (b) that in the event there are any conflicting instructions or directions from Assignee and original Purchaser, Seller shall comply with the instructions or directions from Assignee.

     14. ADDITIONAL PROPERTIES. The first sentence of Section 9.18(a) of each Original Agreement is amended and restated as follows:

          "This Agreement has been executed concurrently with the execution of a series of three (3) other similar purchase and sale agreements (the "Related Purchase Agreements") executed by Purchaser and other affiliated entities owned, controlled or managed by John D. Rood or entities owned or controlled by John D. Rood and Mark T. Farrell (the "Other Sellers")."

          The first sentence of Section 9.18(b) of each Original Agreement is amended and restated as follows:

          "In the event that Purchaser elects to proceed with acquisition of the Property and all of the properties under the Related Purchase Agreements at the end of the Feasibility Period, then Purchaser shall have deposited a total of $753,400 in connection with this Agreement and all of the Related Purchase Agreements (the "Total Deposit")

     15. PREPAYMENT PENALTIES. Notwithstanding Sections 4.6(a), 4.7(a)(iii), 4.7(b)(i) and 4.7(b)(v) or any other provision of any of the Original Agreements to the contrary, Seller acknowledges and agrees that the maximum amount per Property of prepayment penalties that Purchaser shall have to pay in connection with the prepayment of any existing loan on any Property is shown as "Purchaser Maximum Prepayment Penalties" on SCHEDULE 15 attached hereto. Any prepayment penalties at a particular Property in excess of the Purchaser Maximum Prepayment Penalties for said Property shall be deemed "Excess Prepayment Penalties" and shall be paid by the applicable Seller as part of the closing adjustments at Closing. Seller agrees to pay any recording costs associated with recording discharges for existing loans that will be paid at Closing and Purchaser shall pay any mortgage taxes. Each party shall pay its own attorneys' fees.

     16. INDEMNITY FOR DAMAGES CAUSED BY INSPECTION/ADDITIONAL CLAIMS. Each Seller acknowledges and agrees that as of the Reinstatement Effective Date, Seller, to Seller's actual knowledge, has no claim against Purchaser under
Section 2.3 INDEMNITY FOR DAMAGES CAUSED BY INSPECTION of each of the Original Agreements. Seller and Purchaser further acknowledge to, and agree with, each other, to each party's actual knowledge, that as of the Reinstatement Effective Date, there is no right of set-off, claim, counterclaim or defense existing with respect to any provision of the Original Agreements.

     17. BOOKS AND RECORDS. For a period of up to six (6) months following the Closing, Sellers shall make their books and records available to Purchaser to allow Purchaser to prepare audited financial statements for the Related Properties. Purchaser shall bear all costs and expenses related to such audit and Sellers' production of the necessary documents and such audit shall take place within a thirty (30) day period. Purchaser shall provide Sellers ten (10) days written notice of its desire to inspect Sellers' books and records. Sellers shall provide reasonable access to such books and records, and Purchaser shall not unreasonably interfere with Sellers' business. Other than for claims pending at the time of the audit, Purchaser hereby waives its rights to seek monetary or equitable redress, covenants not to sue Sellers, and hereby waives any claims against Seller related to any information discovered in the audits. Sellers represent and warrant to Purchaser that each such Seller's year-end accounting for fiscal year 2002 has been completed as of the Reinstatement Effective Date.

     18. EFFECT ON THE AGREEMENT. All terms and conditions of the Agreement shall remain in full force and effect as written except as expressly modified by this Amendment.

     19. COUNTERPARTS AND EFFECTIVENESS. This Amendment may be executed in several counterparts. All such counterparts shall constitute the same Amendment. This Amendment is entered into and is effective as of the date first written above.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Reinstatement Effective Date.

                                   PURCHASER:


                                   BAINBRIDGE COMMUNITIES
                                   ACQUISITION CORPORATION II, a Florida
                                   corporation


                                   By:/s/ Sheila Mead
                                      ----------------------------------
                                   Name:    Sheila Mead
                                        --------------------------------
                                   Its:   Vice President
                                       ---------------------------------

                                   SELLERS:

                                   VESTCOR-BAY POINTE PARTNERS, LTD.,
                                   a Florida limited partnership

                                   By:  Vestcor Financial Associates IV, Inc.,
                                        a Florida corporation


                                        By: /s/ Mark T. Farrell
                                           ------------------------------------
                                        Name: Mark T. Farrell
                                        Its:  Vice President


                                   VCP-CHASE RIDGE ASSOCIATES, LTD.,
                                   a Florida limited partnership

                                   By:  VCP-Chase Ridge Associates, Inc.,
                                        a Florida corporation


                                        By: /s/ Mark T. Farrell
                                           ------------------------------------
                                        Name: Mark T. Farrell,
                                        Its:  Vice President


                                   VCP-TIMUQUANA ASSOCIATES, LTD.,
                                   a Florida limited partnership

                                   By:  VCP-Timuquana Partners, Inc.,
                                        a Florida corporation


                                        By: /s/ Mark T. Farrell
                                           ------------------------------------
                                        Name: Mark T. Farrell,
                                        Its:  Vice President

                                   THE TIMBERS ASSOCIATES, LTD.,
                                   a Florida limited partnership

                                   By:  First Coast Partners, Inc.,
                                        a Florida corporation


                                        By: /s/ Mark T. Farrell
                                           ------------------------------------
                                        Name: Mark T. Farrell,
                                        Its:  Vice President

                                   ESCROW AGENT:

                                   Chicago Title Insurance Company acknowledges receipt of an original counterpart of this Reinstatement executed by Seller and Purchaser, acknowledges release of a total of $20,000 of the Initial Deposit to the Sellers and agrees to act as Escrow Agent in accordance with the terms of the Original Agreements, as amended by this Reinstatement.


                                   By:  /s/ Perry C. Craver
                                      -------------------------------------
                                   Name:        Perry C. Craver
                                        -----------------------------------
                                   Its: Office Counsel
                                       ------------------------------------

                                   Date:    3-20-03
                                        -----------------------------------

                               AGREEMENT FOR SALE
                            AND PURCHASE OF PROPERTY
                             (Bay Pointe Apartments)

     THIS AGREEMENT FOR SALE AND PURCHASE OF PROPERTY by and between VESTCOR-BAY POINTE PARTNERS, LTD., a Florida limited partnership (the "Seller") and BAINBRIDGE COMMUNITIES ACQUISITION CORPORATION II, a Florida corporation (the "Purchaser"), is entered into and effective on the date it is signed by the Escrow Agent to acknowledge receipt of a counterpart original of this Agreement executed by the Seller and Purchaser and receipt of the Escrow Deposit (the "Effective Date").

     IN CONSIDERATION of the mutual covenants of the parties set forth in this instrument and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                      I.  AGREEMENT TO SELL: PURCHASE PRICE

     1.1  AGREEMENT TO SELL AND CONVEY.

     Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller, subject to the terms and conditions set forth below:

     (a) The tract of Land located at 4500 Baymeadows Road in Jacksonville, Florida, commonly known as Bay Pointe Apartments (the "Project"), and more particularly described on the attached Exhibit "A" (the " Land"), together with all rights pertaining to the Land including but not limited to all subsurface rights, any right, title and interest of Seller to adjacent streets, roads, alleys, or rights-of-way, any riparian rights of Seller and any easements, express or implied, benefiting the Land.

     (b) Existing buildings and Improvements containing 300 units, pool, clubhouse, and laundry room located on the Land (the " Improvements").

     (c) All tangible personal property owned by Seller including but not limited to all machinery, apparatus, equipment, fittings, signs, drainage structures, water and sewer lines and other utility improvements, furniture, equipment, and all maintenance equipment, other personal property and fixtures now located in or upon the Land including the personal property specifically described on an inventory list to be supplied by Seller within five (5) days after the Effective Date (the "Personal Property").

     (d) All intangible personal property owned by Seller including but not limited to all contract rights, licenses, permits, deposits, utility service or capacity agreements or reservations, sign easements or licenses, warranties, guaranties, the telephone number for the Project, plans and specifications, insurance, general intangibles and business records used in the ownership, financing, operation or maintenance of the Project, including without limitation, those contracts, licenses, permits and other intangibles listed on a list to be supplied by Seller within five (5) days after the Effective Date (the "Contracts and Permits").

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     (e)  All of Seller's right, title and interest in the existing leases described on the rent roll to be provided by Seller pursuant to Section 2.1(a)(2) below and any other lease agreements approved by Purchaser (the "Tenant Leases").

Unless the context clearly requires otherwise, the property described in Sections 1.1(a) through 1.1(e) shall be referred to collectively as the "Project" or the "Property". In connection with this purchase, Purchaser hereby agrees that all assets not directly connected to the Property will remain the property of the Seller, including all bank deposits, bank reserve deposits and tax escrows, utility deposits and other financial assets (other than lease deposits owed to tenants, which shall be transferred to Purchaser at Closing), rights to any deposits held by utility companies or other third parties, any claims or liens against third parties not arising under Section 9.10 or 9.11 described below, or other similar assets.

     1.2  PURCHASE PRICE AND ESCROW DEPOSIT.

     The total purchase price to be paid by Purchaser to Seller for the Property (the "Purchase Price") shall be Eleven Million Eight Hundred Thousand and No/100 Dollars ($11,800,000). The Purchase Price shall be payable as follows:

     (a) Purchaser shall deposit Forty Four Thousand Four Hundred and No/100 Dollars ($44,400) (the "Initial Deposit") in the form of a certified or cashier's check or wire transfer simultaneously with execution of this Agreement with Pappas Metcalf Jenks & Miller, P.A., 200 W. Forsyth Street, Suite 1400, Jacksonville, Florida 32202.

     (b) In the event that Purchasers elects to proceed with acquisition of the Property, then Purchaser shall deposit an additional Two Hundred Twenty-One Thousand Eight Hundred and No/100 Dollars ($221,800) in the form of a certified or cashier's check or wire transfer with Escrow Agent on or before expiration of the Feasibility Period described in Section 2.2 (the "Additional Deposit"). The Initial Deposit and the Additional Deposit, if made, and any extension deposit, if made, together with any interest earned on the deposits shall be referred to collectively as (the "Escrow Deposit").

     (c) At Closing, Purchaser shall either assume the Seller's obligations under Seller's existing mortgage financing for the Property (the Existing Note and Mortgage") and obtain Seller's release from obligations under the Existing Note and Mortgage or Purchaser shall pay any prepayment penalty or other similar charge associated with the payoff of the Existing Note and Mortgage. In addition, Purchaser shall deposit with the Escrow Agent the additional payment necessary to complete payment of the Purchase Price after closing costs, credits and adjustments. The additional payment shall be made in the form of a certified or cashier's check or by wire transfer. In the event that Purchaser assumes the Existing Note and Mortgage, then the amount of principal and interest due and owing on such Existing Note and Mortgage as of the date of Closing shall be credited toward the Purchase Price. Alternatively, if the Existing Note and Mortgage is to be paid off, then the payoff of all interest and principal due and owing on the Existing Note and Mortgage as of the Closing Date shall be made from Seller's proceeds. In any event, Purchaser shall be responsible for any loan assumption fees, prepayment penalties or other similar charges associated with the assumption or payoff of the Existing Note and Mortgage and any such charges shall not be credited against the Purchase Price.

     1.3  DISPOSITION OF DEPOSITS.

     The Escrow Agent shall hold the Escrow Deposit in an interest bearing account in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Purchaser, and Purchaser shall be responsible for the payment of all costs and fees imposed on the deposit account. Purchaser shall provide Escrow Agent its tax payer identification number for use in connection with opening the Escrow Deposit. The Escrow Deposit and all accrued interest shall be distributed in accordance with the terms of this Agreement. The failure of Purchaser to timely deliver any deposit under this Agreement shall be a material default and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately. At the closing, if it occurs, the Escrow Deposit shall be applied to the Purchase Price. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Escrow Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Escrow Deposit, Escrow Agent shall not be required to disburse the Escrow Deposit and may, at its option, continue to hold the Escrow Deposit until Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Escrow Deposit in accordance with the laws of the State of Florida.

                II. PURCHASER'S INSPECTION AND FEASIBILITY PERIOD

     2.1. DELIVERY OF TITLE COMMITMENT, EXISTING SURVEY AND OTHER PROPERTY INFORMATION.

     Within ten (10) days after the Purchaser has placed the Escrow Deposit in escrow as required in Section 1.2(a), Seller shall deliver to Purchaser:

          (a) Title Insurance Commitment (the "Title Commitment") for an owner's title insurance policy from Chicago Title Insurance Company (the "Title Company") providing for the issuance to the Purchaser upon the recording of the deed provided for in this Agreement, an ALTA fee policy of title insurance in the amount of the purchase price insuring the Purchaser's title to the Property (the "Title Policy"). The Title Commitment shall include copies of all documents noted as exceptions to title.

          (b) A copy of the latest boundary survey or as-built survey of the Property in the possession of Seller.

          (c) A rent roll certified by the Seller to be correct as of a date not more than thirty (30) days prior to the Effective Date which specifies each of the apartment units, the name and number of occupants within each such unit, the rental rate, the amount of security deposits held under each lease, the term of each lease, rental concessions or discounts (if any) and current rental receipt information (the "Rent Roll"). Copies of all leases referred to in the Rent Roll shall be available at the Property for Purchaser to review.

          (d) A list of the Contracts and Permits together with copies of the Contracts and Permits, including all service contracts, laundry room leases, termite bonds, warranties, utility agreements, advertising contracts, management contracts, office space leases, equipment leases and other similar contracts affecting the Property.

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          (e)  Copy of the form of the lease used by Seller for leasing the apartment units located within the Property.

          (f) Inventory list of the Personal Property, including, but not limited to, office furniture, office equipment, pool furniture, pool equipment, maintenance equipment, supplies, office forms, appliances located in storage and all other items of Personal Property owned by the Seller located on or used in connection with the Property.

     2.2  INSPECTION AND FEASIBILITY PERIOD.

          (a) Purchaser shall have a period of time ending at 5:00 P.M. Eastern Time on February 28, 2003 within which to evaluate the Property and the feasibility of Purchaser's consummation of the transaction contemplated in this Agreement (the "Feasibility Period"). During the Feasibility Period the Purchaser shall have the right to inspect the physical and financial condition of the Property, including the right to make any tests or other investigations the Purchaser deems necessary to evaluate the Land, Improvements, Personal Property, Contracts and Permits and Tenant Leases. In connection with Purchaser's inspection, Purchaser shall specifically have the right to obtain an environmental audit and to contact or have its environmental consultant contact the Florida Department of Environmental Protection, the United States Environmental Protection Agency and any other similar governmental authority to determine whether the files and records of any such agency include records indicating that the Property is or has been contaminated. Purchaser shall have the right to inspect the Property for evidence of hazardous or other toxic waste contamination or contamination by fuels, oils, or other similar substances and to inspect the Property for the presence of asbestos, radon and mold. The Purchaser shall have the right to take soil, water and building material samples for testing. Seller shall fully cooperate with the Purchaser in making available to Purchaser all books, documents, records, plans, surveys, maps, plats, environmental audits and other documents and materials which Purchaser reasonable requests.

          (b) In conducting any inspections, investigations, or tests on the Property, Purchaser and its agents and representatives shall:

               i. not disturb the tenants or interfere with their use of the Property pursuant to their respective leases;

               ii. not interfere with the operation and maintenance of the Property;

               iii. not damage any part of the Property or any personal property owned or held by Seller or any Tenant or third party;

               iv. not injure or otherwise cause bodily harm to Seller, its agents, guests, invitees, contractors, or employees or any tenant or their guests invitees;

               v. maintain comprehensive general liability (occurrence) insurance in the amount of $2,000,000 combined single limit for injury to or death of one or more persons in an occurrence and for damage to tangible property (including loss of use) in an occurrence, naming Seller as an additional insured, and Purchaser shall deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the real property;

               vi. promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property;

               vii. not permit any liens to attach to the Property by reason of the exercise of its rights under this Agreement;

               viii. restore the Property to the condition in which it was before such any inspection or tests were undertaken;

               ix. not reveal or disclose any information obtained in connection with its review of the Property concerning the Property to anyone other than to its officers, directors, partners, members, employees, agents, advisors, attorneys, lenders or investors who need to know such information for the purpose of evaluating this transaction, except to the extent required by a court or administrative order or as otherwise required by law; and

               x. deliver to Seller a copy of all studies, surveys, reports and tests results obtained by Purchaser in connection with its inspection of the Property ("Purchaser's Information").

     2.3  INDEMNITY FOR DAMAGES CAUSED BY INSPECTION.

     Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims, demands, losses, costs, damages, expenses or liabilities (including, but not limited to, personal injury or property damage claims, mechanic's or other liens) including reasonable attorneys' fees caused by or incurred in connection with Purchaser's inspection of the Property except for claims arising as a result of willful misconduct or gross negligence of Seller.

     2.4  TERMINATION BY PURCHASER.

     Purchaser shall have the right, which may be exercised by delivering written notice to Seller at any time during the Feasibility Period up to and including 5:00 p.m. Eastern Time on the last day of the Feasibility Period, to terminate this Agreement for any reason which the Purchaser in its sole discretion deems appropriate, or for no reason. Upon delivery of written notice of termination to Seller, this Agreement shall be null and void and the parties shall have no further rights or obligations, except as set forth in this Section
2.4. If Purchaser elects to terminate this Agreement pursuant to this Section 2.4, Purchaser shall return to Seller, within a reasonable time after termination, all documents and other materials provided by Seller to Purchaser pursuant to Section 2.1 and copies of Purchaser's Information. Upon such termination under this Section 2.4, the Escrow Deposit shall be returned to Purchaser by Escrow Agent.

     2.5  TERMINATION OF MANAGEMENT AGREEMENT AND OTHER SERVICE CONTRACTS.

     In the event that Purchaser elects to proceed to Closing on or before the end of the Feasibility Period, then Purchaser shall have the right to require the Seller to terminate the property management agreement for the Property, if any, and any other service contract, equipment lease or other similar contract, lease or business arrangement that is terminable without penalty greater than $1,000, effective as of the Closing Date, by providing written notification to the Seller on or before the end of the Feasibility Period, but Seller shall not be required to terminate the laundry room lease or any cable television service agreement or other service agreement that is not terminable or that requires payment of a penalty in excess of $1,000 for early termination.

                              III. TITLE AND SURVEY

     3.1  TITLE.

     (a) If the Title Commitment delivered by Seller under Section 2.1(a) above (or survey as provided below) contains exceptions other than the usual printed exceptions, and ad valorem real estate taxes for 2003 and subsequent years, or requirements other than the normal and customary requirements such as delivery and recordation of the deed from Seller and delivery of a Seller's affidavit, then the Purchaser may notify the Seller of Purchaser's objections to any such matters provided such notice is delivered to Seller within ten (10) business days after Purchaser's receipt of the Title Commitment (the "Title Objections"). Any title matters existing as of the Effective Date and reflected in the Title Commitment or Survey not timely objected to by Purchaser during the Feasibility Period shall become "Permitted Exceptions."

     (b) Seller shall have a period of ten (10) business days after receipt of Purchaser's notice of Title Objections (or after notice of exceptions deemed to be Title Objections under Section 4.10 below) within which to notify Purchaser whether Seller is willing to cure the Title Objections. If Seller is unwilling to cure any Title Objections or fails to notify Purchaser of its intentions, then Purchaser shall have the option of terminating this Agreement on or before the end of the Feasibility Period or of accepting title subject to the Title Objection. In the case of matters deemed to be Title Objections under Section
4.10 below, if Seller is unwilling to cure such Title Objections or fails to notify Purchaser of its intentions, Purchaser shall have five (5) business days within which to terminate this Agreement and have the Escrow Deposit immediately refunded to Purchaser by Escrow Agent, or to accept title subject to such Title Objections. If Seller agrees to cure any Title Objection, then Seller shall have until Closing and, if necessary, Seller or Purchaser may extend Closing for up to thirty (30) days to effect such cure. If, after the exercise of due diligence, Seller fails or is unable to remove any such Title Objection, then Purchaser shall have ten (10) days after the expiration of Seller's period for curing the Title Objection within which to elect, at Purchaser's sole option, among the following alternatives:

               i. Accept title to the Project in its then existing condition without any diminution of the Purchase Price; or

               ii. Terminate this Agreement by written notice to Seller upon which the Escrow Deposit shall be refunded to Purchaser by Escrow Agent.

          If Purchaser elects (or is deemed to have elected) to accept title notwithstanding Title Objections, then all matters shown on the Title Commitment and not removed prior to such acceptance shall become "Permitted Exceptions."

     3.2  SURVEY.

     (a) Purchaser may cause a surveyor acceptable to Purchaser (the "Surveyor") to prepare, at Purchaser's expense, and deliver to Seller and Purchaser a current or recertified survey of the Property (the "Survey") during the Feasibility Period. The survey will conform to the Minimum Technical Standards for land surveying promulgated pursuant to Section 472.27, Florida Statutes and any other standard that Purchaser requires, and will show and describe the exterior boundaries and corner markers or monuments of the Property, the size and location of all Improvements and structures upon the Property, any encroachments, easements, rights-of-way or other conditions to which the Land is subject, and the legal description and area of the Property.

     (b) If the Survey (or any existing survey delivered by Seller pursuant to Section 2.1(b) above) shows any encroachment, hiatus, or other condition which could affect the marketability of title to the Property or which could have a material effect upon the use and development of the Property, Purchaser shall have the right to object to such condition as a Title Objection pursuant to the provisions of Section 3.1 of this Agreement so long as such objection is delivered to Seller at least twenty (20) days prior to the expiration of the Feasibility Period so that all Title Objections may be resolved prior to the end of the Feasibility Period. After approval of the Survey by Seller and Purchaser, the legal description of the Property for all purposes under this Agreement will be as set forth in the Survey.

                             IV. CLOSING PROVISIONS

     4.1  CLOSING DATE.

     The consummation of the transaction contemplated by this Agreement (the "Closing") shall take place on or before March 17, 2003.

     4.2  LOCATION OF CLOSING.

     The Closing shall be held at the offices of Pappas Metcalf Jenks & Miller, P.A., 200 West Forsyth Street, Suite 1400, Jacksonville, Florida 32202-4327 or at such other location as may be mutually agreeable.

     4.3  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

     The obligation of Purchaser under this Agreement to consummate the Closing is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived in whole or in part in writing by Purchaser at or prior to the Closing):

     (a) CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement shall be true.

     (b) COMPLIANCE BY SELLER. Seller shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Seller as of the Closing.

     4.4  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.

     The obligation of Seller under this Agreement to consummate the Closing is subject to the satisfaction as of the closing of each of the following conditions:

     (a) CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser as set forth in this Agreement shall be true.

     (b) COMPLIANCE BY PURCHASER. Purchaser shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Purchaser as of the Closing.

     4.5  SELLER'S OBLIGATIONS AT CLOSING.

At Closing Seller shall:

     (a) Execute, acknowledge and deliver to Purchaser a Special Warranty Deed conveying the Property (and all appurtenances described in Section 1.1) to Purchaser subject only to the Permitted Exceptions (the "Deed"). The Deed shall be in recordable form with all required documentary stamps in the proper amount affixed.

     (b) Execute and deliver to Purchaser an assignment of all the leases then in effect between Seller and all tenants on the Property and deliver to Purchaser all security deposits, pet deposits and advance rentals (together with interest thereon, if any,) in accordance with the requirements of Section 83.49(7) of the Florida Statutes. The assignment shall contain cross indemnifications so that Purchaser shall hold Seller harmless for any liability arising under the leases subsequent to Closing and Seller shall hold Purchaser harmless for any liability arising under the leases prior to Closing.

     (c) Execute and deliver to Purchaser a bill of sale with affidavit of title to the Personal Property and all furnishings and fixtures included in this sale, but providing that all of such property is transferred in "as is" condition.

     (d) Execute and deliver to Purchaser an assignment of all the Contracts and Permits, except as to contracts which Purchaser elects to have terminated pursuant to Section 2.5 above.

     (e) Deliver to the Title Company evidence satisfactory to it of Seller's authority to execute and deliver the documents reasonably necessary to consummate this transaction.

     (f) Deliver to the Title Company and to the Purchaser an affidavit of possession and no liens satisfactory to the Title Company so as to cause the Title Company to remove the mechanics' lien and parties in possession standard exceptions from the Title Commitment (subject to exception for tenants holding under unrecorded leases).

     (g) Deliver to the Title Company all other documents required under the Title Commitment to permit the Title Company to issue its policy to the Purchaser subject only to the Permitted Exceptions.

     (h) Deliver to Purchaser a certificate that the Seller is not a foreign person in accordance with Section 1445 of the Internal Revenue Code.

     (i) Deliver to Purchaser originals (if available) or copies (if originals are not available) of all licenses and permits applicable to the Property and execute and deliver to Purchaser any application, transfer form or notification given to Seller by Purchaser necessary to effect the transfer to Purchaser of all applicable permits.

     (j) Execute and deliver to Purchaser and the Escrow Agent a letter advising tenants under the Leases of the change in ownership of the Property.

     (k) Execute and deliver to Purchaser and the Escrow Agent the closing statement and any other documents reasonably required by the Escrow Agent to consummate the transaction contemplated by this Agreement.

     (l) Deliver to Purchaser evidence of termination of the property management agreement for the Property, and any other service contracts, equipment lease or other similar contract, lease or business arrangements to be terminated pursuant to Section 2.5 above.

     4.6  PURCHASERS OBLIGATIONS AT CLOSING.

     At closing, Purchaser shall:

     (a) Execute and deliver to the holder of the Existing Note and Mortgage, any documents required by such lender necessary to assume Seller's and Seller's affiliates obligations under the Existing Note and Mortgage and all documents which secure the Existing Note and Mortgage and pay any required loan assumption fee to such lender or, alternatively, pay any required prepayment penalty associated with the payoff of the Existing Note and Mortgage and make any additional payment required under Section 1.2(c) and cause the Escrow Agent to deliver to Seller by wire transfer or other means acceptable to Seller, an amount equal to the Purchase Price after credits and prorations. Purchaser shall direct the Escrow Agent to pay the Escrow Deposit to Seller at Closing.

     (b) Execute and deliver such documents as may be required to evidence Purchaser's assumption of responsibility for the security deposits, pet deposits and advance rentals and assumption of Seller's post Closing obligations under all contracts to be assigned to Purchaser under Section 4.5(d).

     (c) Execute and deliver to Seller and the Escrow Agent the closing statement and any other documents reasonably required by the Escrow Agent to consummate the transaction contemplated by this Agreement.

     4.7  CLOSING COSTS.

     (a)  At Closing, Seller shall pay:

               i. the costs of documentary stamp tax required to be affixed to the Deed;

               ii. the title insurance premium and any title search and examination fees payable in connection with the issuance of the Title Policy;

               iii. the cost of satisfying any liens or encumbrances against the
                    Property (but not prepayment penalties or similar charges associated with payoff of Seller's existing mortgage financing) and the costs of recording any corrective instruments;

               iv.  the cost of recording the Deed; and

               v.   the cost of the Advisory Fee and Brokerage Fee described in
                    Article 8 below.

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

     (b)  Purchaser shall pay:

               i. all costs associated with Purchaser's financing (including any loan assumption fee, if any;

               ii.  the cost of a new or recertified survey of the Property;

               iii. the cost of Purchaser's environmental studies, engineering reports, any other costs incurred in connection with Purchaser's inspection of the Property;

               iv. the cost of any required lender's title insurance coverage, any title endorsements such as Form 9 or survey endorsements required by Purchaser or Purchaser's lenders; and

               v. any and all charges associated with prepayment of Seller's existing mortgage financing.

     (c) Each party shall pay any fees due to its attorneys or other consultants.

     4.8  PRORATIONS.

     (a) All collected rents and other income and all operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which Closing occurs, shall be prorated as of the close of business of the day immediately preceding the Closing Date. Rent collected by Purchaser on or after the Closing Date, shall be applied first to any current rent due, with any additional amount owed to Seller to be remitted to Seller within 10 days of receipt. Purchaser shall make a good faith effort to collect any back rents owed to Seller, but shall not be obligated to initiate any litigation to collect such rents. If the amount of any item to be adjusted is not ascertainable on the Closing Date, the item shall be prorated by the Purchaser and Seller based on the best available information. Those items shall be reprorated as promptly after the Closing as possible. Any errors or omissions in computing the prorations at the Closing shall be corrected promptly. The obligation to reprorate shall survive for a period of six (6) months after the Closing. Any payments due as a result of reproration shall be paid within ten
(10) days of the reproration.

     (b) If the Closing occurs before the tax bill for the year of closing is available, taxes shall be prorated using the taxes paid in prior year. After the tax bill is available, the taxes shall be reprorated at the request of the Seller or Purchaser based on the tax bill for the year of closing. Any amounts due as a result of the reproration shall be paid within ten (10) days of the reproration. Special assessment liens, if any, that are a charge or lien on the Property or that are due and payable at the time of Closing shall be paid by Seller.

     (c) To the extent possible, Purchaser shall be responsible for arranging all utility service and insurance coverage for the Project in its own name commencing as of 12:01 a.m. on the Closing Date. Seller shall be responsible for all utility charges accrued prior to the Closing Date and Seller shall receive a refund of all utility deposits and insurance premiums. If a change in utility service cannot be effected on the Closing Date, utility charges will be estimated and prorated as provided in Section 4.8(a).

     4.9  POSSESSION.

     Exclusive possession of the Property subject to tenants in possession under the Leases shall be delivered to Purchaser no later than the Closing Date.

     4.10 TITLE CHECKDOWN.

     If any title update provided after Purchaser's review of title under
Section 3.1 above reveals exceptions other than the Permitted Exceptions, then any such exceptions shall be deemed to be Title Objections (notwithstanding expiration of the Feasibility Period) and the provisions of Section 3.1 above shall govern cure of such exceptions.

                       V. AFFIRMATIVE COVENANTS OF SELLER

     5.1  OPERATION AND MAINTENANCE OF PROPERTY.

     In addition to any other obligations of Seller prior to Closing set forth elsewhere in this Agreement, Seller shall:

     (a) Continue to operate and maintain the Property in its normal and usual fashion.

     (b) Use its best efforts to maintain all present Leases and contracts current and free from defaults by Seller.

     (c) Not, without prior written consent of Purchaser, enter into any lease of any vacant unit or cancel, terminate, extend or alter any lease unless at the normal lease rates and in the normal course of business. Purchaser shall not unreasonably delay or withhold approval of any requested change or modification. Provided, however, that Purchaser's consent shall not be required prior to lease of vacant units on a month to month basis or to extension of a lease on a month to month basis.

     (d) Not, without prior written consent of Purchaser, remove any item of monetary value from the Property prior to Closing except for repair or replacement and any such repair item or replacement item shall be included in this transaction.

     (e) Make reasonable attempts to resolve all reasonable tenant inquiries, complaints and claims or make arrangements for the resolution for all inquiries or complaints prior to Closing.

     (f) Use its best efforts not to permit any lien to be placed against the Property other than the lien for the current year's ad valorem real estate taxes.

     (g) Shall maintain all insurance policies affecting the Property in full force and effect until the Closing Date.

     (h) Not, without the prior written consent of Purchaser, enter into any laundry lease, or extend, modify or amend any existing laundry lease, with respect to any laundry facilities located within the Property. Provided, however, that Purchaser's consent shall not be required for the continuation of any existing laundry lease on a month-to-month basis.

     If Seller violates the terms of this Section and does not cure within a reasonable time, Purchaser may elect to terminate this Agreement and receive a full refund of the Escrow Deposit.

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The provisions of this Section 5.1 shall survive closing and delivery of the
Deed for a period of one year after the Closing Date.

     5.2  FURTHER ASSURANCES.

     In addition to other obligations required to be performed under this Agreement by Seller and Purchaser at the Closing, Seller and Purchaser agree to execute, acknowledge, and deliver before or after the Closing such other instruments, documents and other materials as the closing attorney and the attorneys for Purchaser and Seller may reasonably request in order to effectuate the consummation of the transaction contemplated in this Agreement and to vest title to the Property in Purchaser.

                       VI. REPRESENTATIONS AND WARRANTIES

     6.1  REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller represents and warrants to Purchaser as follows:

     (a) To the best of Seller's knowledge, there is no pending condemnation, or similar proceeding affecting the Property.

     (b) Seller has no actual knowledge and has not been notified that any part of the Project has ever been used for hazardous or toxic waste disposal, for disposal of fuel or oil or other similar material, or that any part of the Project is or has been contaminated with hazardous or toxic waste or fuel or oil or other similar material from any source whatsoever, except as disclosed in any environmental report made available for Purchaser's review in its pre-contract review of the Property or as disclosed in any environmental report obtained by Purchaser during the Feasibility Period.

     (c) There are no legal actions, suits or other legal or administrative proceedings pending or, to Seller's knowledge, threatened which would adversely affect the Property or any portion of the Property, except as noted on the attached Exhibit "B," to be delivered by Seller within 10 days of the Effective date.

     (d) This Agreement has been, and the documents, instruments and agreements required to be delivered by Seller pursuant to this Agreement shall be duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement is prohibited by the terms of any agreement binding on Seller, or requires Seller or the individual executing this Agreement on behalf of Seller to obtain the consent, approval or authorization of or notice to or filing a registration with any person, public authority or any other entity.

     (e) Seller has good and marketable title to the Property which, to the best of Seller's knowledge, is subject to no lien, charge or encumbrance of any nature whatsoever except as disclosed to Purchaser in the Title Commitment.

     (f) Seller is, as of the date Closing, duly organized, validly existing and in good standing under the laws of the State of Florida, and shall have all requisite power and authority to own its properties and assets and to carry on its business.

     (g) The information contained in the Rent Roll is or shall be complete, accurate, true and correct in all material respects upon delivery to Purchaser. To Company's knowledge the Partnership is not in violation of any of the leases.

     The provisions of this Section 6.1 shall survive closing and delivery of the Deed for a period of one year after the Closing Date.

     6.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser hereby represents and warrants to Seller as follows:

     (a) This Agreement has been, and the documents, instruments and agreements required to be delivered by Purchaser pursuant to this Agreement, shall be duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement, is prohibited by the terms of any agreement binding on Purchaser, or requires Purchaser to obtain the consent, approval or authorization of, or notice to or filing a registration with, any person, public authority or any other entity.

     (b) Purchaser shall be, as of the date Closing, duly organized, validly existing and in good standing under the laws of the State of Florida, and shall have all requisite power and authority to own its properties and assets and to carry on its business.

                VII. PROVISIONS WITH RESPECT TO BREACH OR DEFAULT

     7.1  DEFAULT BY SELLER.

     In the event the sale of the Property as contemplated under this Agreement is not consummated due to Seller's default, Purchaser shall be entitled, at Purchaser's option and as Purchaser's sole remedy for a default by Seller either
(a) to receive the return of the Escrow Deposit (at which time this Agreement shall terminate and neither party shall have any rights or obligations under this Agreement, except for any restoration and indemnity obligations of any party pursuant to the other provisions of this Agreement), or (b) to enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with, and all other obligations of Seller pursuant to, the terms of this Agreement. Purchaser shall be deemed to have elected to terminate this Agreement and receive return of the Escrow Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located on or before sixty (60) days following the date upon which Closing was to have occurred.

     7.2  DEFAULT BY PURCHASER.

     In the event the sale of the real property as contemplated under this Agreement is not consummated due to Purchaser's default, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the greater of 200% of the Escrow Deposit or One Hundred Thousand and No/100 Dollars ($100,000) as liquidated damages for the breach of this Agreement, it being agreed between the parties that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount specified above is a reasonable estimate of such damages.

     7.3  ATTORNEYS' FEES, ETC.

     In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, charges and expenses, including reasonable attorneys' fees, incurred in connection with such litigation.

                           VIII. BROKERAGE COMMISSIONS

     Each party represents to the other that, except as specifically set forth below, no brokers or finders have been involved in this transaction and Seller and Purchaser agree to indemnify and hold each other harmless from any and all claims or demands by any party with respect to any brokerage fees, agents' commissions or other compensation asserted by any such person, firm or corporation on behalf of Seller or Purchaser, respectively, in connection with the sale contemplated by this Agreement.

     At Closing, Seller shall be solely responsible for payment of an advisory fee (the "Advisory Fee") to Wachovia Securities ("Seller's Advisor") which shall be paid at Closing pursuant to a separate agreement between Seller and Seller's Advisor and for payment of a brokerage commission to Walchle Investment Group, Inc. (the "Purchaser's Brokerage Commission") pursuant to a separate agreement between Purchaser and Walchle Investment Group, Inc.

                        IX. OTHER CONTRACTUAL PROVISIONS

     9.1  ASSIGNABILITY.

     This Agreement shall inure to the benefit of and be binding upon and is intended solely for the benefit of the parties and their respective heirs, personal representatives, successors and assigns; and no third party shall have any rights, privileges or other beneficial interest in or under this Agreement. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement without Seller's consent to an Affiliate or to effectuate a like kind exchange pursuant to Section 9.19 below. For the purposes of this Section, the term "Affiliate" means: an entity that directly or indirectly controls, is controlled by, or is under common control with the Seller. The term "control" meaning the person to direct the management of such entity through voting rights, ownership or contractual obligations

     9.2  DISCLAIMER.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT AND DOES NOT MAKE ANY REPRESENTATION OR GIVE ANY WARRANTY OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OR REPRESENTATION AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY OTHERWISE SET FORTH IN THIS AGREEMENT. PURCHASER HAS NOT

RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

     PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING SUCH INVESTIGATIONS OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY ON THE SAME AND NOT ON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES, OTHER THAN SUCH REPRESENTATION, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS.

     9.3  NOTICES.

     Any notices to be given to either party in connection with this Agreement must be in writing and given by hand delivery, Federal Express (or equivalent service), certified mail, or facsimile transmission. Such notice shall be deemed to have been given and received when a certified letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States Mail, or if hand delivered, delivered by Federal Express or other equivalent service or by facsimile transmission, when actually received. Such notices shall be given to the parties at the following addresses.

          To Seller:

          Mark T. Farrell
          The Vestcor Companies, Inc.
          3020 Hartley Road, Suite 300
          Jacksonville, FL  32257
          Phone: (904)260-3030
          Fax:   (904)260-9031
          farrell@Vestcor.com

          With a Copy to:

          John G. Metcalf
          Pappas Metcalf Jenks & Miller, P.A.
          200 West Forsyth Street, Suite 1400
          Jacksonville, FL  32202-4327
          Phone: (904)353-1980
          Fax:   (904)252-5217
          jmetcalf@papmet.com


          To Purchaser:

          Sheila Meade
          Executive Vice President
          The Bainbridge Companies
          12791 W. Forest Hill Blvd.
          Suite 5B
          Wellington, Florida  33414

          With a Copy to:

          Jeffrey Deutch
          Broad and Cassel
          7777 Glades Road, Suite 300
          Boca Raton, Florida  33434
          Phone:  (561)883-8960
          Fax:    (561) 218-8954
          jdeutch@broadandcassel.com

          To Escrow Agent:

          Attn: Perry Craver
          Chicago Title Insurance Company
          118 W. Adams Street, Suite 900
          Jacksonville, FL  32202
          Phone:  (904) 358-8974
          Fax:    (904) 634-4750
          craverp@ctt.com


Either party may, at any time, by giving five (5) days' written notice to the other party, designate any other address to which such notice shall be given and other parties to whom copies of all notices shall be sent.

     If the deadline or date of performance for any act under this Agreement falls on a Saturday, Sunday or legal holiday, the date shall be extended to the next business day.

     9.4  ENTIRE AGREEMENT; MODIFICATION.

     This Agreement contains the entire agreement between the parties. All prior agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. This Agreement cannot be modified, or terminated except by an instrument in writing signed by the party against which the enforcement is sought.

     9.5  APPLICABLE LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     9.6  HEADINGS.

     Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     9.7  COUNTERPARTS.

     This Agreement may be executed in several counterparts, each constituting a duplicate original. All such counterparts shall constitute one and the same agreement.

     9.8  INTERPRETATION.

     Whenever the context of this Agreement shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter and vice versa. This Agreement was drafted through the efforts of both parties and shall not be construed in favor of or against either party.

     9.9  SEVERABILITY.

     If any provision contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

     9.10 CONDEMNATION.

     (a) All risk of condemnation prior to the Closing shall be on Seller. Immediately upon obtaining knowledge of any proceedings for the condemnation of the Property, or any portion of it (including negotiations in lieu of condemnation), Seller will notify Purchaser of the pendency of such proceedings.

     (b) If, after the Effective Date of this Agreement and prior to the Closing, all or a part of the Property is subjected to a bona fide threat of condemnation (or sale in lieu of condemnation), Purchaser may, by written notice to Seller given five (5) days after notice, elect to cancel this Agreement prior to the Closing, in which event both parties shall be released from any further liability. In such event, the Escrow Deposit shall immediately be returned to Purchaser and this Agreement shall be null, void and canceled. If no such election is made, this Agreement shall remain in full force and effect. The purchase contemplated, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon Closing, Seller shall assign all of the right and interest of Seller to any awards that have been or may be made for such taking to Purchaser. Seller shall not negotiate a settlement of the proceeding without the prior consent of Purchaser.

     9.11 RISK OF LOSS.

     All risk of loss or damage to the Property until the Closing shall be borne by Seller, except for any damage for which Purchaser is responsible under
Section 2.3(a). Immediately upon obtaining knowledge of any casualty to the Project, the Seller will notify Purchaser of such casualty.

     (a) If, after the Effective Date and prior to the Closing, all or part of the Project is damaged by fire or other similar casualty and the extent of such damage exceeds One Hundred Thousand and No/100 Dollars ($100,000.00), then Purchaser may, by written notice to Seller given ten (10) days after determination of the extent of the damage, elect to cancel this Agreement prior to the Closing, in which event both parties shall be released from any further liability. In such event, the Escrow Deposit shall immediately be returned to Purchaser and this Agreement shall be terminated. If no such election is made, this Agreement shall remain in full force and effect. The purchase contemplated shall be effected with no adjustment in the Purchase Price and the Seller shall, at Closing, assign to Purchaser all right, title and interest of Seller to any insurance proceeds and the Purchaser shall receive a credit in the amount of any insurance deductible.

     (b) In the event of damage to the Project by fire or other casualty, the value of which is less than One Hundred Thousand and No/100 Dollars ($100,000.00), then the purchase contemplated shall be effected with no adjustment in Purchase Price and the Seller shall, at Closing, assign to Purchaser all right, title and interest of Seller to any insurance proceeds and the Purchaser shall receive a credit in the amount of any insurance deductible.

     (c) Seller shall not adjust any insurance settlement or receive any insurance proceeds or reimbursement after expiration of the Feasibility Period without the advance written consent of Purchaser which shall not be withheld unreasonably.

     9.12 RECORDING.

     Both parties agree that this Agreement shall not be recorded.

     9.13 WAIVER.

     Either party reserves the right to waive in whole or part any provision which is for such party's benefit. No such waiver shall be effective unless it is in writing. Any waiver shall be limited to the matter specified in the writing. No waiver shall be considered a waiver of any other or subsequent default and no delay or omission in exercising the rights and powers granted herein shall be construed as a waiver of such rights and powers.

     9.14 TIME OF ESSENCE.

     TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.

     9.15 ESCROW AGENT.

     The escrow of the Escrow Deposit shall be subject to the following provisions:

     (a) The payment of the Escrow Deposit to the Escrow Agent is for the accommodation of the parties. The duties of the Escrow Agent shall be determined solely by the express provisions of this Agreement. The parties authorize the Escrow Agent, without creating any obligation on the part of the Escrow Agent, in the event this Agreement or the Escrow Deposit becomes involved in litigation, to deposit the Escrow Deposit with the clerk of the court in which the litigation is pending and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Agreement. The undersigned also authorizes the Escrow Agent, if it is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Deposit with the clerk of the court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder.

     (b) The Escrow Agent shall not be liable for any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. The Escrow Agent shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing, notice or instruction is given.

     9.16 RADON GAS DISCLOSURE.

     PURCHASER ACKNOWLEDGES THAT RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. PURSUANT TO SECTION 404.056(8), FLORIDA STATUTES.

     9.17 LEAD-BASED PAINT DISCLOSURE.

     HOUSING BUILT BEFORE 1978 MAY CONTAIN LEAD-BASED PAINT. LEAD FROM PAINT, PAINT CHIPS, AND DUST CAN POSE HEALTH HAZARDS IF NOT TAKEN CARE OF PROPERLY. LEAD EXPOSURE IS ESPECIALLY HARMFUL TO YOUNG CHILDREN AND PREGNANT WOMEN. BEFORE RENTING PRE-1978 HOUSING, LANDLORDS MUST DISCLOSE THE PRESENCE OF KNOWN LEAD-BASED PAINT AND LEAD-BASED PAINT HAZARDS IN THE DWELLING. TENANTS MUST ALSO RECEIVE A FEDERALLY APPROVED PAMPHLET ON LEAD POISONING PREVENTION.

     9.18 ADDITIONAL PROPERTIES.

     (a) This Agreement has been executed concurrently with the execution of a series of five (5) other similar purchase and sale agreements (the "Related Purchase Agreements") executed by Purchaser and other affiliated entities owned, controlled, or managed by John D. Rood or entities owned or controlled by John
D. Rood and Mark T. Farrell (the "Other Sellers"). Seller and the Other Sellers under the Related Purchase Agreements have required that, except as specifically set forth in this Section to the contrary, Purchaser shall have no right to acquire the Property unless Purchaser has acquired the properties described in the Related Purchase Agreements in accordance with their terms. In the event that Purchaser exercises its right to terminate this Agreement on or before the end of the Feasibility Period, Purchaser shall be deemed to have exercised its right of termination with regard to all of the Related Purchase Agreements. Similarly, in the event that Purchaser exercises its right of termination on or before the end of the Feasibility Period under any of the Related Purchase Agreements, then Purchaser shall be deemed to have exercised its right of termination under terms of this Agreement. After the Feasibility Period has ended, if the Purchaser has not terminated this Agreement or any of the other Related Purchase Agreements, then any provision of this Agreement giving the Purchaser or the Seller the right to terminate (for example, as the result of condemnation) shall be independent of any other similar provision in the Related Purchase Agreements.

     (b) In the event that Purchaser elects to proceed with acquisition of the Property and all of the properties under the Related Purchase Agreements at the end of the Feasibility Period, then Purchaser shall have deposited a total of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000) in connection with this Agreement and all of the Related Purchase Agreements (the "Total Deposit"). The Total Deposit has been allocated among the properties under this Agreement and the Related Purchase Agreements pro rata based on the respective purchase prices of the properties. In Section 7.2 above, the liquidated damages amount is specified as the greater of two hundred percent (200%) of the Escrow Deposit or One Hundred Thousand and No/100 Dollars ($100,000). Notwithstanding
Section 7.2, the Purchaser shall not be liable under this Agreement and all of the Related Purchase Agreements for an amount of liquidated damages in excess of the Total Deposit. Therefore, if Purchaser defaults under this Agreement and also defaults under one or more of the Related Purchase Agreements such that the greater of two hundred percent (200%) of the Escrow Deposit or One Hundred Thousand and No/100 Dollars ($100,000) under each of the Related Purchase Agreements that is in default would exceed the Total Deposit, then the amount of liquidated damages under this Agreement and under any of the Related Purchase Agreements in default shall be limited to the Total Deposit and the Total Deposit shall be divided among the Sellers entitled to liquidated damages pro rata in accordance with the respective purchase prices under each such agreement.

     9.19 EXCHANGE.

The parties hereby acknowledge and agree that either the Seller or Purchaser may elect to consummate the purchase and sale of the Property as part of a like kind exchange (the "Exchange"), pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that (i) the Closing shall not be delayed or affected by reason of any Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to Buyer's or Seller's obligations under this Agreement; (ii) any Exchange shall be effected through a qualified intermediary and neither party shall be required to acquire or hold title to any real property for purposes of consummating an Exchange involving the other party; (iii) the party consummating the Exchange ("Exchanging Party") shall not be released from any of its obligations under this Agreement; and (iv) the Exchanging Party shall pay any additional costs that would not otherwise have been incurred had the Exchanging Party not consummated the sale or purchase of the Property through the Exchange.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                   PURCHASER:

                                   BAINBRIDGE COMMUNITIES ACQUITISION
                                   CORPORATION II, a Florida corporation
                                   By: /s/ Sheila Mead
                                      ------------------------------------------
                                   Name:    Sheila Mead
                                        ----------------------------------------
                                   Its:     Vice President
                                       -----------------------------------------

                                   Date of Execution    1/31/03
                                                     -------------------

                                   SELLER:

                                   Vestcor-Bay Pointe Partners, Ltd.,
                                   a Florida limited partnership

                                   By:   Vestcor Financial Associates IV, Inc.,
                                         a Florida corporation

                                         By: /s/ Mark T. Farrell
                                            ----------------------------
                                         Name: Mark T. Farrell,
                                         Its:  Vice President

                                   Date of Execution: 1/31/03
                                                     ---------------------------

                                   Escrow Agent:

                                   Chicago Title Insurance Company acknowledges receipt of an original counterpart of this Agreement executed by Seller and Purchaser, acknowledges receipt of the $44,400 Deposit and agrees to act as Escrow Agent in accordance with the terms of this Agreement.

                                   By: /s/ Perry C. Craver
                                      ------------------------------------------
                                   Name:  Perry C. Craver
                                        ----------------------------------------
                                   Its:   Office Counsel
                                        ----------------------------------------
                                   Date of Execution:   2-11-03
                                                      --------------------------

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                       24